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                                                     Exhibit (4)-22
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839

                          COMMONWEALTH EDISON COMPANY

                                      and

                                CITIBANK, N.A.

             Trustee Under Indenture Dated as of September 1, 1987
                          as amended and supplemented

                            Supplemental Indenture
                          Dated as of January 1, 1997

                           Providing for issuance of
                       7.375% Notes due January 15, 2004
                                      and
                       7.625% Notes due January 15, 2007


     THIS SUPPLEMENTAL INDENTURE, dated as of the 1st day of January, 1997, between COMMONWEALTH EDISON COMPANY, a corporation duly organized and validly existing under the laws of the State of Illinois (hereinafter called the "Company"), and CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States of America (hereinafter called the "Trustee"), Trustee under the Indenture dated as of September 1, 1987, as amended and supplemented, between the Company and the Trustee (said Indenture, as heretofore amended and supplemented, hereinafter called the "Original Indenture").

                         W  I  T  N  E  S  S  E  T  H:

     WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in series, of Notes of the Company to provide funds for its corporate purposes; and

     WHEREAS, the Company desires, by this Supplemental Indenture, to create (i) a series of 7.375% Notes to be issuable under the Original Indenture and to be known as the Company's 7.375% Notes due January 15, 2004 (hereinafter called the "2004 Notes"), and the terms and provisions thereof to be as hereinafter set forth, and (ii) a series of 7.625% Notes to be issuable under the Original Indenture and to be known as the Company's 7.625% Notes due January 15, 2007 (hereinafter called the "2007 Notes" and, together with the 2004 Notes, the "Notes"), and the terms and provisions thereof to be as hereinafter set forth; and

     WHEREAS, the general forms of the Notes and the Trustee's certificate of authentication to be borne by the Notes are to be in the respective forms established pursuant to or set forth in the Original Indenture, with such insertions, omissions and variations as the
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Board of Directors of the Company may determine in accordance with the provisions of this Supplemental Indenture; and

     WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of such Holders, as follows:

     Section 1. Defined Terms. All terms used in this Supplemental Indenture that are defined in the Original Indenture have the meanings assigned to them in the Original Indenture.

     Section 2. Designation and Terms of the 2004 Notes. A series of Notes created by this Supplemental Indenture shall be known and designated as the "7.375% Notes due January 15, 2004" of the Company and shall be limited in aggregate principal amount to $150,000,000.00.

     The Stated Maturity of the 2004 Notes shall be January 15, 2004. The 2004 Notes shall bear interest from January 9, 1997, or from the most recent Interest Payment Date to which interest on the 2004 Notes then Outstanding has been paid or duly provided for, at the rate of 7.375% per annum. Interest shall be payable semi-annually on January 15 and July 15 of each year, commencing July 15, 1997, until the principal amount thereof is paid or duly provided for.

     Payment of principal of the 2004 Notes and, unless otherwise paid as hereinafter provided, the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York, provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the person entitled thereto at his address appearing in the Note Register.

     The Regular Record Date referred to in Section 1.01 of the Original Indenture for the payment of the interest on the 2004 Notes payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the first day (whether or not a Business Day) of the month in which such Interest Payment Date occurs.

     The 2004 Notes may be issued in denominations of $1,000 and any integral multiple thereof authorized by the Company, such authorization to be conclusively evidenced by the execution thereof.

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     Upon the execution of this Supplemental Indenture, the 2004 Notes may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of the documents specified in Section 2.02 of the Original Indenture, thereupon authenticate and deliver said 2004 Notes to or upon a Company Order.

     Section 3. Designation and Terms of the 2007 Notes. A series of Notes created by this Supplemental Indenture shall be known and designated as the "7.625% Notes due January 15, 2007" of the Company and shall be limited in aggregate principal amount to $150,000,000.00.

     The Stated Maturity of the 2007 Notes shall be January 15, 2007. The 2007 Notes shall bear interest from January 9, 1997, or from the most recent Interest Payment Date to which interest on the 2007 Notes then Outstanding has been paid or duly provided for, at the rate of 7.625% per annum. Interest shall be payable semi-annually on January 15 and July 15 of each year, commencing July 15, 1997, until the principal amount thereof is paid or duly provided for.

     Payment of principal of the 2007 Notes and, unless otherwise paid as hereinafter provided, the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York, provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the person entitled thereto at his address appearing in the Note Register.

     The Regular Record Date referred to in Section 1.01 of the Original Indenture for the payment of the interest on the 2007 Notes payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the first day (whether or not a Business Day) of the month in which such Interest Payment Date occurs.

     The 2007 Notes may be issued in denominations of $1,000 and any integral multiple thereof authorized by the Company, such authorization to be conclusively evidenced by the execution thereof.

     Upon the execution of this Supplemental Indenture, the 2007 Notes may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of the documents specified in Section 2.02 of the Original Indenture, thereupon authenticate and deliver said 2007 Notes to or upon a Company Order.

     Section 4. Depository System. It is intended that the Notes be registered so as to participate in the securities depository system (the "DTC System") with The Depository Trust Company ("DTC"), as set forth herein. Each of the 2004 Notes and the 2007 Notes shall be initially issued in the form of a fully registered note or notes in the name of Cede & Co., or any successor thereto, as nominee for DTC. The Company and the Trustee are authorized to execute and deliver such letters to or agreements with DTC as shall be necessary to effectuate the DTC System, including the Letter of Representations from the Company and the Trustee to DTC relating to the Notes (the "Representation Letter"). In the event of any conflict between the terms of the Representation Letter and the Original Indenture, the terms of the Original

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Indenture shall control.  DTC may exercise the rights of a noteholder only in accordance with the terms hereof applicable to the exercise of such rights.

     With respect to Notes registered in the name of DTC or its nominee, the Company and the Trustee shall have no responsibility or obligation to any broker-dealer, bank or other financial institution for which DTC holds such notes from time to time as securities depository (each such broker-dealer, bank or other financial institution being referred to herein as a "Depository Participant") or to any person on behalf of whom such a Depository Participant holds an interest in such notes (each such person being herein referred to as an "Indirect Participant"). Without limiting the immediately preceding sentence, the Company and the Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of DTC, its nominee or any Depository Participant with respect to any ownership interest in the Notes, (b) the delivery to any Depository Participant or any Indirect Participant or any other person, other than a registered owner of a Note, of any notice with respect to the Notes, (c) the payment to any Depository Participant or Indirect Participant or any other person, other than a registered owner of a Note, of any amount with respect to principal of, or interest on, the Notes, or (d) any consent given by DTC as registered owner. So long as certificates for the Notes of a particular series are not issued as provided in Section 2.11(c) or (d) of the Original Indenture, the Company and the Trustee may treat DTC or any successor securities depository as, and deem DTC or any successor securities depository to be, the absolute owner of such Notes for all purposes whatsoever, including without limitation (i) the payment of principal and interest on such Notes, (ii) giving notice of matters with respect to such Notes and (iii) registering transfers with respect to such Notes. While a Note is in the DTC System, no person other than DTC or its nominee shall receive a certificate with respect to such Note.

     Notwithstanding any other provision of the Original Indenture to the contrary, so long as any Note is registered in the name of DTC or its nominee, all payments with respect to principal of and interest on such Note and all notices with respect to such Note shall be made and given, respectively, in the manner provided in the Representation Letter.

     Section 5. Redemption of Notes. The 2004 Notes shall not be redeemable prior to their Stated Maturity. The 2007 Notes shall not be redeemable prior to their Stated Maturity.

                             T E S T I M O N I U M

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        COMMONWEALTH EDISON COMPANY


                                        By:
                                           -----------------------------
                                           Dennis F. O'Brien
                                           Treasurer

ATTEST:


-----------------------------
David A. Scholz
Secretary

(Corporate Seal)

                                        CITIBANK, N.A.


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

ATTEST:


-----------------------------
Name:
Title:

(Corporate Seal)

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